UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2022

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available around July 15, 2022.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•	failing to maintain and protect our brand, independence, and reputation;
•	liability related to cybersecurity and the protection of confidential information, including personal information about individuals;
•	liability for any losses that result from an actual or claimed breach of our fiduciary duties or failure to comply with applicable securities laws;
•	compliance failures, regulatory action, or changes in laws applicable to our credit ratings operations, or our investment advisory, ESG, and index businesses;
•	failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;
•	the failure to recruit, develop, and retain qualified employees;
•	inadequacy of our operational risk management and business continuity programs in the event of a material disruptive event, including an outage of our database, technology-based products and services or network facilities;
•	failing to differentiate our products and services and continuously create innovative, proprietary and insightful financial technology solutions; prolonged volatility or downturns affecting the financial sector, global financial markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business;
•	failing to maintain growth across our businesses in today's fragmented geopolitical, regulatory and cultural world;
•	liability relating to the information and data we collect, store, use, create, and distribute or the reports that we publish or are produced by our software products;
•	the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate;
•	the impact of the current COVID-19 pandemic and government actions in response thereto on our business, financial condition, and results of operations;
•	challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India;
•	our indebtedness could adversely affect our cash flows and financial flexibility; and
•	the failure to protect our intellectual property rights or claims of intellectual property infringement against us.

Investor Questions and Answers: June 17, 2022

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and we make written responses available on a regular basis. The following answers respond to selected questions received through May 31, 2022. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Operating Margin

1) Do you have long-term profitability targets? Do these include a commitment to increase margins over time? It seems to us that you are facing more inflationary pressure in your business or are investing much more heavily. The factors that you cite as sources of compensation pressure are the same factors a lot of companies are experiencing, but they are not seeing the same margin pressure you are experiencing. What segments and products are the biggest sources of investment?

You are correct that we are investing heavily in the business, reflecting the opportunities we see to deliver outsized revenue growth in the large and expanding addressable markets in which we serve investors. That has translated into large investments into parts of the business including Pitchbook, DBRS Morningstar, Morningstar Sustainalytics, Indexes, and Wealth Management. To support that growth, our headcount expanded by over 1600 team members in the 12 months ended March 2022. The expansion in headcount was the biggest driver of the recent increase in compensation costs. The increase in our compensation pool in our January 2022 merit cycle, which could be categorized as inflationary pressure, played a smaller, but significant, role.

In the short-term, we recognize that these investments can impact margins. While we do not disclose our long-term margin targets, our goal is to improve margins over time as we scale and benefit from operating leverage and the investments we are making in the business.

For more detail on our investment priorities and the impact on margins, refer to our May 2022 Investor Q&A.

Sustainalytics

2) Is Sustainalytics your primary, “targeted” ESG focused product – is there a roadmap to add more? What is unique and distinctive about this product? What are you doing to improve the value proposition of this product? Where are you having the most success by customer type? What is the growth rate among buy side investors—lower or higher than average? What is the opportunity for this product over five years? What data sources are you using to collect ESG information?

Almost all of our current ESG revenue is included within Morningstar Sustainalytics, which offers multiple products across data, research, and ratings. We believe that one of our key differentiators and an important part of our value proposition is our ability to inform investors throughout the investment lifecycle from pre-investment analysis and screens, through the investment decision itself, to the post-investment stage, when our data helps clients vote on shareholder resolutions and engage with companies in their portfolios. At the individual product level, we’re proud of the differentiated research methodology that underpins our flagship ESG Risk Rating, which stands out for its focus on absolute rather than relative risk and captures both managed and unmanaged risk exposure. Asset managers increasingly rely on our EU Action Plan solution set for compliance and reporting. Finally, we believe in the value of our large and responsive customer service organization.

We continue to invest in new data and analytics to meet investor needs in this space and improve our value proposition, with a recent focus on climate and impact data. In late 2022, we will debut new ratings that help investors more directly understand how the changing climate could affect a company (physical risk) and how a company is adapting to the shift toward a low-carbon economy (transition risk).

As we noted in our first quarter 2022 results, Sustainalytics generated organic growth of 47.7% in the quarter. Asset managers and asset owners account for the largest share of Sustainalytics’ revenue and we see strong prospects for continued growth in this segment. Growth drivers include the evolving global regulatory environment as well as the opportunity to expand our penetration within large asset managers and to reach more middle market clients, especially in the United States. Within the corporate sector, we are investing to meet demand for licensed corporate ratings and the second-party opinions for green and sustainability bonds, a rapidly growing market in which we enjoy a strong competitive position. In June 2022, the Climate Bonds Initiative (CBI) named Morningstar Sustainalytics the Largest Verifier for Certified Climate Bonds for a fifth consecutive year, while noting that in 2021 the market for green bonds nearly doubled in volume to more than USD 1.1 trillion compared to 2020.

More broadly, our overall objective is to establish leading ESG positions across Morningstar. We are leveraging Sustainalytics data, research, and ratings to meet that goal. For example, our direct indexing solution for advisors will feature Sustainalytics data, while ESG Risk Ratings for public companies are available across our software lineup, including in Direct which recently added a Sustainability hub to curate our ESG data and research for investors. We are investing heavily in ESG and remain confident in our long-term prospects for growth. For more detail on the integration of Sustainalytics ESG research and data into other areas of the business, refer to our March 2022 Investor Q&A.

We draw our data from a number of public sources, including regulatory filings, company communications, and media.

PitchBook

3) We like the uniqueness of PitchBook and there seems to be unmet need for evaluating the ESG profile of a private company. What is the opportunity in this business—how penetrated is it? How are you integrating, if at all, ESG analysis into private companies? Are you including private companies in Sustainalytics or are you including ESG data directly into PitchBook?

As we discussed at our Annual Shareholder Meeting, we view the total addressable market for PitchBook to be 114,000 firms. We serve 8,000 firms today. That leaves us with considerable room for growth, especially as we integrate the capabilities of our recently acquired Leveraged Commentary & Data product area.

PitchBook recently introduced Sustainalytics ESG Risk Ratings for public companies to its platform. Morningstar Sustainalytics does offer a pre-IPO ESG assessment service for private companies but does not otherwise proactively rate private companies at this time. We are evaluating opportunities to expand our ESG assessments to private companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: June 17, 2022	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer